Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Nutex Health Inc. of our report dated March 2, 2023, with respect to our audits of the consolidated financial statements of Nutex Health Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and our report dated March 2, 2023 with respect to our audit of internal control over financial reporting of Nutex Health Inc. as of December 31, 2022, which reports are included in this Annual Report on Form 10-K of Nutex Health Inc. for the year ended December 31, 2022. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

Marcum LLP
Houston, Texas
March 27, 2023

Marcum LLP • 6002 Rogerdale Road • Suite 300 • Houston, Texas 77072 • Phone 281.223.5500 • Fax 281.223.5501 • www.marcumllp.com